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                                                                    EXHIBIT 4.16
                                                              CENTEX CORPORATION


$20,000,000                                                        No. 1

                                                           CUSIP No. 152312 AB 0


                               CENTEX CORPORATION

                8.80% SUBORDINATED DEBENTURES DUE JUNE 30, 2007

         CENTEX CORPORATION, a corporation duly organized and existing under the laws of the State of Nevada (herein referred to as the "Company"), for value received, hereby promises to pay to the State Investment Council, acting on behalf of the Severance Tax Permanent Fund, of the State of New Mexico, or registered assigns, the principal sum of TWENTY MILLION DOLLARS ($20,000,000), on June 30, 2007, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate per annum specified in the title of this Debenture, with respect to interest accrued (based on the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be) from the date of delivery to the date of the current interest payment, to the registered holder hereof as of the close of business on the 15th day of the month in which the related interest payment is due, in like coin or currency, all at any office or agency of the Company to be maintained by the Company pursuant to Section 5.02 of the Indenture hereinafter referred to, which at all times shall include an office or agency in the Borough of Manhattan, the City of New York, such interest payments to be made, except as otherwise provided in the Indenture hereinafter referred to, semiannually on June 30 and December 31, in each year, commencing December 31, 1987, until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed on or before each such payment date to the address of the person entitled thereto as such address shall appear on the Subordinated Debt Security Register.

         This Debenture shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State.

         Additional provisions of this Debenture are contained on the following pages hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, Centex Corporation has caused this instrument to be signed in its corporate name by the facsimile signature of its President or a
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Vice President and by its Secretary or an Assistant Secretary by his signature or a facsimile thereof, and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: June 17, 1987

                                        CENTEX CORPORATION

          (SEAL)
                                        By /s/ JEFFREY N. SECHAL
                                           Vice President and Treasurer

Attest:

      /s/ JOHN JONES
         Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures described in the within-mentioned Indenture.

                                        TEXAS COMMERCE BANK-DALLAS, N.A.,
                                           as Trustee

                                        By: /s/ BRAD CARSON
                                            Authorized Signature




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                               CENTEX CORPORATION

                8.80% SUBORDINATED DEBENTURES DUE JUNE 30, 2007

         This Debenture is one of a duly authorized issue of Subordinated Debt Securities of the Company issued and to be issued in one or more Series, and this Debenture is one of the Series of Subordinated Debt Securities designated as its 8.80% Subordinated Debentures due June 30, 2007 (herein referred to as the "Debentures"), limited to the aggregate principal amount of Twenty Million Dollars ($20,000,000), all issued or to be issued under and pursuant to an indenture dated as of March 12, 1987 (herein referred to as the "Indenture"), duly executed and delivered by the Company to Texas Commerce Bank-Dallas, N.A., as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto (including the Supplemental Indenture dated as of June 17, 1987, which authorizes the Debentures) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Subordinated Debt Securities of each particular Series and the terms upon which the Subordinated Debt Securities of each Series are, and are to be, authenticated and delivered. All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture. As provided in the Indenture, the Subordinated Debt Securities are issuable in Series which may vary as in the Indenture provided or permitted.

         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company. As provided in the Indenture, each holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by all the provisions of the Indenture relating to such subordination and authorizes the Trustee to take such action in his behalf as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

         In case an Event of Default shall have occurred and be continuing with respect to the Debentures, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Debentures then outstanding. An Event of Default with respect to the Subordinated Debt Securities of any other Series issued under the Indenture, including the failure to make any payment of principal or interest with respect thereto when and as due, will not be an Event of Default with respect to the Debentures.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions





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of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures, provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of the Debentures, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all the Debentures waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange or substitution herefor, whether or not any notation of such consent or waiver is made upon this Debenture.

         Subject to the rights of holders of Senior Indebtedness of the Company set forth in the Indenture, no reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the place, at the respective times, at the rate and in the currency herein prescribed.

         As provided in the Indenture, the Debentures will be redeemable at the option of the Company on or after June 30, 1997, in whole at any time or in part from time to time at 100% of the principal amount thereof plus accrued interest to the date fixed for redemption: provided, however, that no such redemption may be made by the Company directly or indirectly from or in anticipation of money borrowed having an interest cost to the Company of less than 8.80% par annum. In addition, as provided in the Indenture, unless the Debentures have been declared due and payable by reason of an Event of Default, a Holder may request redemption of the Debentures, or any portion thereof which is an integral multiple of $2,000, held thereby upon the terms and subject to the conditions set forth in the Indenture by delivering the following to the Trustee not less than 60 days prior to the date specified for such redemption: (i) a written request for redemption in form satisfactory to the Trustee (such as the form appearing on this certificate) and signed by the Holder or the Holder's legal representative (with appropriate evidence of authority), with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and (ii) the certificate or certificates representing the Debenture or Debentures, or portions thereof, for which redemption is being requested. Such written request for redemption shall specify the date on which such redemption is to be effected (which shall be no earlier than the 60th day following the date on which the Trustee receives such written request) and shall certify that an event permitting redemption at the request of a Holder has occurred. The Trustee shall be entitled to rely on such certification as to the occurrence of a redemption event without




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further investigation. Upon receipt of a request for redemption satisfying all of the conditions of the Indenture, the Trustee shall accept for redemption the Debentures accompanying such request whereupon such Debentures shall become due and Payable on the applicable redemption date at 100% of the principal amount thereof plus accrued interest to the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Debentures at such redemption price, together with interest accrued to the date razed for redemption) no interest shall thereafter accrue or be payable in respect of the Debentures so redeemed. No payment in respect of the redemption of a Debenture, or portion thereof, will be made until such Debenture is surrendered to the Trustee. Requests for redemption may be rejected by the Trustee if not made in accordance with the Indenture, in which event the Trustee shall return such request and documentation to the persons submitting the same with instructions as to the further documentation required and such rejected request for redemption shall be deemed to have been withdrawn by the person making the same as provided in the Indenture (without prejudice, however, to the right of a Holder to thereafter submit a request for redemption for the same event). The Debentures shall not be subject to any sinking fund payments by the Company.

         Upon due presentment for registration of transfer of this Debenture at any designated office or agency of the Company to be maintained by the Company pursuant to Section 5.02 of the Indenture, which at all times shall include an office or agency in the Borough of Manhattan, the City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith, and the Debentures may in like manner be exchanged for one or more new Debentures of other authorized denominations but of the same aggregate principal amount.

         The Company, the Trustee, any paying agent and any Subordinated Debt Security registrar for the Debentures may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any such Subordinated Debt Security Registrar), for the purpose of receiving payment hereof or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any such Subordinated Debt Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.




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                               FORM OF ASSIGNMENT



         FOR VALUE RECEIVED, ________________________________________________
hereby sells, assigns and transfers unto ____________________________________
the within Debenture of Centex Corporation standing in the name(s) of the undersigned in the Subordinated Debt Security Register of the Company with respect to such Debenture and does hereby irrevocably constitute and appoint _______________________________ Attorney to transfer such Debenture in such Subordinated Debt Security Register, with full power of substitution in the premises.

                                         Please insert social security or other
                                         identifying number of assignee:

Dated:________________________________   ______________________________________


                                         ______________________________________
                                                       (Signature)


                                         ______________________________________
                                                       (Signature)


Signature Guarantee:                     Notice: The signature(s) to this
                                         assignment must correspond with
                                         the name(s) as written upon the
______________________________________   face of this Debenture in every
          Authorized Officer             particular without alteration
                                         or any change whatsoever. The
______________________________________   signature(s) must be guaranteed
          Name of Institution            by a commercial bank or trust
                                         company located, or having a
                                         correspondent located, in the
                                         City of New York or the city
                                         in which the Corporate Trust
                                         Office is located, or by a
                                         member firm of a national
                                         securities exchange.
                                         Notarized or witnessed
                                         signatures are not acceptable
                                         as guaranteed signatures.












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                            REQUEST FOR REDEMPTION

TO:      Texas Commerce Bank-Dallas, N.A.
         Corporate Trust Department
         600 North Pearl, Suite 344
         Dallas, Texas 75201

                 The undersigned Holder, or legal representative of the Holder, hereby Presents the within Debenture of Centex Corporation for redemption in the principal amount indicated below on the redemption date set forth below for redemption in accordance with, and subject to, the terms and conditions of the within Debenture and the Indenture. By executing this Request for Redemption in the space provided below, the undersigned Holder, or legal representative of the Holder, hereby represents and certifies that an event permitting redemption at the request of a Holder under the Indenture has occurred.

   Redemption Request (complete one):

   /_/      Full principal amount of Debenture

   /_/      Principal amount of $_________________
            (must be an integral multiple of $1,000)

   Redemption Date:_______________________________
                         (Holder must specify)

Dated:______________________________      ___________________________________
                                                      (Signature)

                                          ___________________________________
                                                      (Signature)


Signature Guarantee:                      Notice: The signature(s) to
                                          this request must correspond with
                                          the name(s) as written upon
_________________________                 the face of this  Debenture
   Authorized Officer                     in every particular without
                                          alteration or any change
_________________________                 whatsoever.  The signatures
   Name of Institution                    must be guaranteed by a
                                          commercial bank or trust
                                          company located, or having a
                                          correspondent located, in the
                                          City of New York or the city
                                          in which the Corporate Trust
                                          Office is located or by a member
                                          firm of a national securities
                                          exchange.  Notarized or
                                          witnessed signatures are not
                                          acceptable as guaranteed
                                          signatures.













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